Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and any amendment thereof of PostRock Energy Corporation of information relating to our estimates of the estimated quantities of oil and gas reserves and present value of future net reserves of PostRock Energy Corporation as of December 31, 2011.

Very truly yours,

Cawley, Gillespie & Associates, Inc.

Petroleum Engineers

Ft. Worth, Texas

May 15, 2012